Exhibit 99.1

Potbelly Corporation Reports Strong Results for Third Fiscal Quarter 2023

8.0% same-store sales growth and AWS of $25,190, with traffic growth as a major driver

150 new shop commitments to-date under the Franchise Growth Acceleration Initiative

Delivered at or above all guidance ranges; provides fourth quarter outlook

Chicago, IL. November 1, 2023 – Potbelly Corporation (NASDAQ: PBPB), (“Potbelly” or the “Company”) the iconic neighborhood sandwich shop concept, today reported financial results for the third fiscal quarter ended September 24, 2023.

Key highlights for the quarter ended September 24, 2023, compared to September 25, 2022:

•Total revenues increased by 2.7% to $120.8 million compared to $117.6 million.

•Average Weekly Sales (AWS) increased 7.7% to $25,190 and, despite refranchising, total company shop sales increased by 1.6% to $118.3 million compared to $116.4 million.

•Positive same-store sales for the tenth-consecutive quarter, ending the third quarter at +8.0%, with traffic growth as a major driver and expansion of traffic share during each period of the quarter.

•GAAP net income attributable to Potbelly Corporation was $1.5 million compared to $9.0 million. GAAP diluted earnings per share (EPS) was $0.05 compared to $0.31.

•Adjusted net income1 attributable to Potbelly Corporation was $1.1 million compared to $0.3 million. Adjusted diluted EPS1 was $0.04 compared to $0.01.

•Adjusted EBITDA1 increased 55.6% to $7.3 million compared to $4.7 million. .

(1)    Adjusted net income, adjusted diluted EPS and adjusted EBITDA are non-GAAP measures. For reconciliations of these measures to the most directly comparable GAAP measure, see the accompanying financial tables. For a discussion of why we consider them useful, see “Non-GAAP Financial Measures” below.

Bob Wright, President and Chief Executive Officer of Potbelly Corporation, commented, “We delivered another excellent quarter for Potbelly, which represented the cumulative effect of our disciplined strategy and execution efforts over the past many quarters and years, further driving our confidence in the sustainability of the results we’ve achieved thus far. During the quarter, we grew same-store sales by 8% with traffic as a major driver; continued to take traffic share from the fast-casual category each week through the quarter and grew shop-level margins by 400 basis points. These results have allowed us to further amplify Potbelly’s attractive unit economic model for franchisees, and we are thrilled to have signed additional development deals, bringing our total shop commitments to 150 shops-to-date.”

Wright continued, “Our momentum has continued into the fourth quarter, culminating in same-store sales guidance of 4.0-6.0% with a focus on continuing to grow traffic. Overall, we expect our top-line momentum and profitability improvements to drive adjusted EBITDA growth more than 65% for the year, totaling between $25.9 million and $27.9 million. We are pleased with what we’ve accomplished thus far and excited for how much further we can drive our unique brand.”

Outlook

	Fourth Quarter 2023	Fiscal Year 2023
Average Sales	$24,250 to $24,750 AWS	$1.29M AUV
Same-store sales	4.0% to 6.0%	11.5% to 12.0%
Shop-level margin	12.5% to 14.5%	13.4% to 13.9%
Adj. EBITDA	$5.0 million to $7.0 million	$25.9 million to $27.9 million

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the investor relations portion of the Company's website at www.potbelly.com. For those that cannot join the webcast, you can participate by dialing 1-844-825-9789 in the U.S. & Canada, or 1-412-317-5180 internationally.

For those unable to participate, an audio replay will be available through Wednesday, November 8, 2023. To access the replay, please call 1-844-512-2921 (U.S.) or 1-412-317-6671 (International) and enter confirmation code 10182310. A web-based archive of the conference call will also be available at the above website.

About Potbelly
Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with approximately 430 shops in the United States including approximately 69 franchised shops in the United States. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•Revenues – represents net company-operated sandwich shop sales and our franchise royalties and fees. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of royalty income, franchise fee, and other fees collected from franchisees including advertising and rent.

•Company-operated comparable store sales or same-store traffic – an operating measure that represents the change in year-over-year sales or transactions for the comparable company-operated store base open for 15 months or longer.

•Average Weekly Sales (AWS) – an operating measure that represents the average weekly sales of all company-operated shops which reported sales during the associated time period.

•Average Unit Volume (AUV) – an operating measure that represents the average annual sales of all company-operated shops which reported sales during the associated time period.

•System-wide sales – an operating measure that represents the sum of sales generated by company-operated shops and sales generated by franchised shops, net of all promotional allowances, discounts, and employee meals. Net sales from franchised shops are not included in total revenues. Rather, revenues are limited to the royalties, fees and other income collected from franchisees.

•EBITDA – a non-GAAP measure that represents income before depreciation and amortization expense, interest expense and the provision for income taxes.

•Adjusted EBITDA – a non-GAAP measure that represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash and other items that we do not consider reflective of underlying business performance.

•Shop-level profit (loss) – a non-GAAP measure that represents income (loss) from operations excluding franchise royalties and fees, franchise support, marketing and rent expenses, general and administrative expenses, depreciation expense, pre-opening costs, restructuring costs, loss on Franchise Growth Acceleration Initiative activities and impairment, loss on the disposal of property and equipment and shop closures.

•Shop-level profit (loss) margin – a non-GAAP measure that represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

•Adjusted net income (loss) – a non-GAAP measure that represents net income (loss), adjusted to eliminate the impact of restructuring costs, impairment, loss on the disposal of property and equipment, shop closures, and other items we do not consider representative of our ongoing operating performance, including the income tax effects of those adjustments and the change in our income tax valuation allowance.

•Adjusted diluted EPS – a non-GAAP measure that represents adjusted net income (loss) divided by the weighted average number of fully dilutive common shares outstanding.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted diluted EPS, adjusted net income, shop-level profit, and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA, adjusted net income and adjusted diluted EPS to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA, adjusted net income and adjusted diluted EPS exclude the impact of certain non-cash charges and other items that affect the comparability of results in past quarters and which we do not believe are reflective of underlying business performance. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Forward-Looking Statements

In addition to historical information, this presentation and our earnings conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,”

“estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this presentation may include, among others, statements relating to our (i) future financial position and results of operations, (ii) business strategy, including our five-pillar strategic plan and our short- and long-term goals, (iii) growth potential, including franchise unit growth, (iv) ability to sustain progress made towards our profitability targets and long-term strategic growth through fiscal year 2024, (v) intentions to leverage sales and control costs, (vi) expectation that we will make meaningful progress in Potbelly’s next phase of growth, (vii) anticipated revenue and profitability growth in 2023, (viii) expectations and plans for new shop development deals; (ix) expectations regarding digital business growth and opportunities for digital innovation; and (x) plans for food and marketing innovations; (xi) ability to drive demand; (xii) fourth quarter and fiscal year 2023 outlook including our projections regarding AWSs, AUVs, same-store sales, shop-level margin and adjusted EBITDA; and (xiii) expectations regarding wages.

By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to the COVID-19 outbreak; compliance with our Credit Agreement covenants; competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jeff Priester
ICR
investor@potbelly.com

Media Contact:
ICR
PotbellyPR@icrinc.com

Potbelly Corporation
Consolidated Statements of Operations and Margin Analysis – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended				For the Year to Date Ended
	Sep 24, 2023	% of Revenue	Sep 25, 2022	% of Revenue	Sep 24, 2023	% of Revenue	Sep 25, 2022	% of Revenue
Revenues
Sandwich shop sales, net	$118,340	98.0%	$116,449	99.0%	$359,995	98.5%	$328,873	99.1%
Franchise royalties, fees and rent income	2,428	2.0	1,200	1.0	5,665	1.5	2,950	0.9
Total revenues	120,768	100.0	117,649	100.0	365,660	100.0	331,823	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses, excluding depreciation
Food, beverage and packaging costs	32,901	27.8	34,814	29.9	100,424	27.9	94,952	28.9
Labor and related expenses	34,188	28.9	36,031	30.9	108,556	30.2	105,405	32.1
Occupancy expenses	12,653	10.7	13,559	11.6	39,046	10.8	41,209	12.5
Other operating expenses	21,277	18.0	19,743	17.0	62,686	17.4	56,977	17.3

(Percentages stated as a percent of total revenues)
Franchise support, rent and marketing expenses	1,553	1.3	115	NM	3,359	0.9	361	0.1
General and administrative expenses	11,894	9.8	9,554	8.1	33,558	9.2	26,899	8.1
Depreciation expense	3,044	2.5	2,922	2.5	8,902	2.4	9,089	2.7
Pre-opening costs	59	NM	—	NM	114	NM	—	NM
Loss on Franchise Growth Acceleration Initiative activities	110	NM	—	NM	1,073	0.3	—	NM
Impairment, loss on disposal of property and equipment and shop closures	458	0.4	1,616	1.4	2,161	0.6	3,980	1.2
Total expenses	118,137	97.8	118,354	100.6	359,879	98.4	338,872	102.1
Income (loss) from operations	2,631	2.2	(705)	(0.6)	5,781	1.6	(7,049)	(2.1)

Interest expense, net	853	0.7	354	0.3	2,531	0.7	1,037	0.3
(Gain) Loss on extinguishment of debt	—	NM	(10,191)	(8.7)	239	0.1	(10,191)	NM
Income before income taxes	1,778	1.5	9,132	7.8	3,011	0.8	2,105	0.6
Income tax expense (benefit)	129	0.1	(4)	NM	186	NM	148	NM
Net income	1,649	1.4	9,136	7.8	2,825	0.8	1,957	0.6
Net income attributable to non-controlling interest	154	0.1	107	NM	442	0.1	267	NM
Net income attributable to Potbelly Corporation	$1,495	1.2%	$9,029	7.7%	$2,383	0.7	$1,690	0.5%

Net income per common share attributable to common stockholders:
Basic	$0.05		$0.31		$0.08		$0.06
Diluted	$0.05		$0.31		$0.08		$0.06
Weighted average shares outstanding:
Basic	29,324		28,726		29,143		28,563
Diluted	30,028		28,867		29,915		28,947
_______________________________
"NM" - Amount is not meaningful

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended		For the Year To Date Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Net income attributable to Potbelly Corporation, as reported	$1,495	$9,029	$2,383	$1,690
Impairment, loss on disposal of property and equipment and shop closures	458	1,616	2,161	3,980
(Gain) / Loss on extinguishment of debt(1)	—	(10,191)	239	(10,191)
Loss on Franchise Growth Acceleration Initiative activities(2)	110	—	1,073	—
Total adjustments before income tax	568	(8,575)	3,473	(6,211)
Income tax adjustments(3)	(983)	(183)	(2,160)	1,826
Total adjustments after income tax	(415)	(8,758)	1,313	(4,385)
Adjusted net income (loss) attributable to Potbelly Corporation	$1,080	$271	$3,696	$(2,695)

Adjusted net income (loss) attributable to Potbelly Corporation per share, basic	$0.04	$0.01	$0.13	$(0.09)
Adjusted net income (loss) attributable to Potbelly Corporation per share, diluted	$0.04	$0.01	$0.12	$(0.09)

Shares used in computing adjusted net income (loss) attributable to Potbelly Corporation per share:
Basic	29,324	28,726	29,143	28,563
Diluted	30,028	28,867	29,915	28,947

	For the Quarter Ended		For the Year To Date Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Net income attributable to Potbelly Corporation, as reported	$1,495	$9,029	$2,383	$1,690
Depreciation expense	3,044	2,922	8,902	9,089
Interest expense, net	853	354	2,531	1,037
Income tax expense (benefit)	129	(4)	186	148
EBITDA	$5,521	$12,301	$14,002	$11,964
Impairment, loss on disposal of property and equipment and shop closures	458	1,616	2,161	3,980
Stock-based compensation	1,192	951	3,407	2,446
(Gain) / Loss on extinguishment of debt(1)	—	(10,191)	239	(10,191)
Loss on Franchise Growth Acceleration Initiative activities(2)	$110	$—	$1,073	$—
Adjusted EBITDA	$7,281	$4,677	$20,882	$8,199

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended		For the Year To Date Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Income (loss) from operations	$2,631	$(705)	$5,781	$(7,049)
Less: Franchise royalties, fees and rent income	2,428	1,200	5,665	2,950
Franchise support, rent and marketing expenses	1,553	115	3,359	361
General and administrative expenses	11,894	9,554	33,558	26,899
Pre-opening costs	59	—	114	—
Loss on Franchise Growth Acceleration Initiative activities(2)	110	—	1,073	—
Depreciation expense	3,044	2,922	8,902	9,089
Impairment, loss on disposal of property and equipment and shop closures	458	1,616	2,161	3,980
Shop-level profit [Y]	$17,321	$12,302	$49,283	$30,330
Total revenues	$120,768	$117,649	$365,660	$331,823
Less: Franchise royalties, fees and rent income	2,428	1,200	5,665	2,950
Sandwich shop sales, net [X]	$118,340	$116,449	$359,995	$328,873
Shop-level profit margin [Y÷X]	14.6%	10.6%	13.7%	9.2%

Potbelly Corporation
Consolidated Selected Balance Sheet Data & Selected Operating Data – Unaudited
(Amounts in thousands, except per share data)

	September 24, 2023	December 25, 2022
Selected Balance Sheet Data
Cash and cash equivalents	$30,938	$15,619
Restricted cash	749	—
Total assets	251,281	245,171
Current portion of long-term debt	1,250	—
Long-term debt, net of current portion	20,918	8,550
Total liabilities	241,622	240,898
Total equity	9,659	4,273

	For the Quarter Ended		For the Year to Date Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	361	388	361	388
Franchise shops, end of period	69	46	69	46
Revenue Data:
Company-operated comparable store sales	8.0%	15.0%	14.0%	18.5%

	For the Quarter Ended		For the Year to Date Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Sales from company-operated shops, net	$118,340	$116,449	$359,995	$328,873
Sales from franchise shops, net	19,863	12,892	52,203	35,953
System-wide sales	$138,203	$129,341	$412,198	$364,826

Potbelly Corporation
Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures & Selected Operating Data

1)This adjustment relates to the loss recognized upon termination of the Company’s former credit agreement which was completed during the first quarter of 2023.

2)This adjustment includes net losses recognized during the period which relate to the Company’s Franchise Growth Acceleration Initiative, including net gains and losses on the sale of assets and fair value adjustments for assets classified as held-for-sale.

3)This adjustment includes the tax impacts of the other adjustments listed above based on the Company’s effective tax rate and the change in the Company’s income tax valuation allowance during the period.